Exhibit 23.2


Castellano, Korenberg & Co.
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Certified Public Accountants



                                 April 1, 2002


Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234
Attn:  Dr. Carl Horowitz, President


Dear Carl,


Under the guidance provided by the Statement of Auditing Standards AU 508.74, we hereby consent to the use of our auditor's opinion on the 1999 financial statements for Polymer Research Corp. of America as originally dated February 16, 2000.


                                     Very truly yours,


                                     /s/ Castellano, Korenberg & Co., CPAs, P.C.